Exhibit 99.1

                                  Press Release

CIMNET Announces 2004 Initiatives and 2003 Milestones
Wednesday January 7, 1:23 pm ET

ROBESONIA, Pa.--(BUSINESS WIRE)--Jan. 7, 2004--CIMNET(R), Inc. (OTCBB:CIMK -
News), a leading developer of Manufacturing Execution System (MES) software, today announced its Initiatives for 2004 and Company milestones achieved in 2003.

John Richardson, CIMNET's CEO, stated, "Based on the last several months of planning and executing initiatives from 2003, CIMNET is ready to announce our strategy for growth in 2004. We are excited about our prospects and where the Company is heading in terms of technology, industry focus and market penetration."

During 2003, CIMNET accomplished the following:

   - CIMNET secured resellers to assist with the sales and implementation of Factelligence(TM), its MES software application, in the United States, Mexico, Canada, Switzerland, France, Poland and Russia.

   - CIMNET secured a reseller partnership with a global automation company to resell Factelligence worldwide in specific industry verticals.

   -     CIMNET secured pilot projects in major industry segments including:

           - Medical device facilities related to medical equipment fabrication and orthopedic manufacturing for replacements and implants

           - Food and beverage industries related to soft drink production and chicken/meat processing

           - Consumer packaged goods (CPG) related to life sciences packaging

           - Discrete manufacturing related to metal working, machining and assembly

   - CIMNET released version 2.0 of its Factelligence software application. The release signified a continuous improvement effort by CIMNET to release best in class software with additional functionality and best in class practices for our customers.

   - Finally, a food and beverage manufacturer utilizing CIMNET's Factelligence MES product was nominated for a MESA Manufacturing Excellence award for its significant improvements in factory operations after implementation of the CIMNET solution.

Mr. Richardson also discussed plans for 2004. "The following key initiatives will drive our plan for growth in 2004," stated Richardson. "2002 and 2003 were years dedicated to refocusing our company towards our core competency, software development. 2004 will be focused on using the technology that we have developed or will acquire to further penetrate the manufacturing sectors we serve."
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2004 Initiatives include the following:

Initiative 1: Expand Reseller Channel

In 2003, CIMNET secured a significant number of key resellers worldwide to assist with the sales and implementation of Factelligence MES. In 2004, CIMNET will seek to obtain an additional 30 resellers worldwide to further expand our market penetration and coverage.

Initiative 2: Increase Intellectual Property

CIMNET's position as a leading software developer in the manufacturing software sector can only continue by developing or acquiring new technologies and intellectual property. Intellectual property (IP), such as new technology solutions or new products, may be developed internally or purchased through strategic acquisitions or co-licensing arrangements. CIMNET will seek to further develop Factelligence and potential industry acquisitions to meet the desired goal of increasing IP and market share.

Initiative 3: Utilize new technology in current offerings

CIMNET plans to release a full Microsoft(R) .NET version of Factelligence MES in 2004. The development effort and eventual release will enable the Factelligence product to utilize all of the capabilities and framework developed by Microsoft(R) in .NET. Lower cost of ownership for our customer base and ease of deployment and extension are key objectives for the Factelligence .NET release.

Initiative 4: Rollout additional functionality in our Products

CIMNET will continue to develop Factelligence throughout 2004 with customer requirements in mind. Collaboration tools, quality management tools and core functionality will all be extended. A key extension in 2004 will be the release of a HMI/SCADA module and a Business Intelligence module within the Factelligence framework. These two modules will open a much wider market segment to CIMNET to penetrate and increase our overall customer base.

Summary

"CIMNET has positioned itself to meet the 2004 initiatives through the hard work and dedication of our employees and resellers", stated Richardson. "We must use our 2003 milestones as building blocks to expand our reseller partner base, grow our IP and release new technologies. We are excited about the milestones we have achieved to date and look forward to substantial growth in revenues, earnings and shareholder value."

About CIMNET: CIMNET designs, markets and integrates software for manufacturing facilities. CIMNET's products allow manufacturing companies to schedule and monitor work flow in real time and reduce operating costs by improving quality of products being produced. CIMNET's proprietary products, Factelligence(TM), and DNC Professional(TM), are used by discrete and process manufacturers in the aerospace, automotive, pharmaceutical, medical devices, food and beverage and consumer packaged goods industries. For more information about CIMNET products and services, go to our website at www.cimnet.com.

This press release contains certain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties which could cause actual events or the actual
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future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company's reports or registration statements filed with The Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.



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Contact:
     CIMNET(R), Inc.
     John Richardson, 610-693-3114, ext. 3127
     johnr@cimnetinc.com
         or
     Lipman Capital Group
     John Lipman, 646-735-1297
     jlipman@lipmangrp.com